SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2004

MERCURY AIR GROUP, INC.

(Exact name of Registrant as specified in Charter)

DELAWARE	1-7134	11-1800515

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 16, 2004, Mercury Air Group, Inc. (the “Company”) announced that it had entered into a settlement agreement with David H. Murdock and related parties (collectively “Murdock”). In connection with the settlement agreement, the Company and Murdock agreed to enter into a certain mutual release of claims, and the Company agreed to pay to Murdock $525,000 representing all costs, fees and expenses incurred by Murdock in connection with the settlement agreement and due diligence investigation of the Company’s business and in consideration for Murdock’s execution of the mutual release of claims. In addition, Murdock agreed to sell and the Company agreed to purchase 150,000 shares of the Company’s common stock, representing all of the Company’s common stock owned by Murdock, for $6.00 per share. A copy of the Company’s press release is attached as Exhibit 99.1.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

     (c)     Exhibits.

10.1	Settlement Agreement by and between: 1) David H. Murdock as trustee of the David H. Murdock Living Trust dated May 28, 1996, as amended, d/b/a Pacific Holding Company and using nominee PCS0001 and 2) Mercury Air Group, Inc. dated July 16, 2004; together with form of mutual release.

99.1	Press Release dated July 16, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2004	MERCURY AIR GROUP, INC.

	By:	/s/ Robert Schlax

Robert Schlax Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

10.1	Settlement Agreement by and between: 1) David H. Murdock, as trustee of the David H. Murdock Living Trust dated May 28, 1996, as amended, d/b/a Pacific Holding Company and using nominee PCS0001 and 2) Mercury Air Group, Inc. dated July 16, 2004; together with form of mutual release.

99.1	Press Release dated July 16, 2004.